Consolidated Financial Statements (Expressed in United States dollars) BRAINTECH, INC. Years ended December 31, 2009 and 2008 (Unaudited – Prepared by Management)

BRAINTECH, INC.

Consolidated Balance Sheets
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

	December 31
	2009	2008

Assets (note 7)

Current assets:
Cash and cash equivalents	$169,647	$2,446,538
Accounts receivable	66,789	1,317,798
Inventory	3,773	13,705
Prepaid expenses	16,157	23,556
	256,366	3,801,597

Intangible assets and goodwill (note 3)	-	-

Fixed assets (note 5)	45,463	50,743

	$301,829	$3,852,340

Liabilities and Stockholders’ Deficiency

Current liabilities:
Accounts payable (note 3)	$1,026,974	$1,048,205
Accrued liabilities	1,505,111	1,184,583
Deferred revenue (note 6)	1,205,363	1,260,510
Due to related party (note 4)	82,914	-
Current portion of bank loan (note 7)	-	2,104,376
	3,820,362	5,597,674

Bank loan (note 7)	1,550,000	-

	5,370,362	5,597,674

Stockholders’ deficiency:
Common stock (note 8):
Authorized: 200,000,000 shares, with $0.001 par value
Issued: 74,183,578 shares (2008 – 56,502,245)	74,184	56,502
Additional paid-in capital	37,726,492	35,627,161
Common shares to be issued	2,296,780	-
Accumulated deficit	(45,165.989)	(37,428,997)
	(5,068,533)	(1,745,334)

	$301,829	$3,852,340

Description of Business and Basis of Presentation (note 1)
Commitments (note 11)

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.

Consolidated Statements of Operations
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

	Years ended December 31,
	2009	2008

Sales (note 2(e))	$544,106	$4,680,515
Cost of sales	6,195	737,929

Gross margin	537,911	3,942,586

Operating expenses:
Research and development	581,233	491,122
Selling, general and administrative (note 13)	5,501,043	5,540,044
	6,082,276	6,031,166

Operating loss before the following	(5,544,365)	(2,088,580)

Interest income	1,144	622
Interest expense – other	(20,771)	(4,378)
Gain on settlement of debt	286,760	75,750
Loss on disposition of fixed assets	(2,316)	(1,999)
Impairment of intangible assets and goodwill (note 3)	-	(1,990,000)
Financing expenses
Interest on bank loan (note 7)	(90,182)	(88,890)
Fair value of equity issued as compensation
for bank loan guarantee (note 7)	(2,296,780)	(2,440,705)
Bank loan guarantee expenses	(25,444)	(38,069)
Other financing expenses	(45,038)	(48,453)
Fair value of equity issued as compensation
for financing services and financing expenses	-	(17,082)

	(2,192,627)	(4,553,204)

Net loss and comprehensive loss for the year	$(7,736,992)	$(6,641,784)

Loss per share information:
Basic and diluted	$(0.14)	$(0.16)

Weighted average number of common
shares outstanding	56,906,319	42,699,544

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.

Consolidated Statements of Stockholders’ Deficiency
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

	Common stock			Common		Total
	Number		Additional	shares	Accumulated	stockholders’
	of shares	Amount	paid-in capital	to be issued	deficit	deficiency

Balance, December 31, 2007	45,797,335	$45,797	$29,485,476	$-	$(30,787,213)	$(1,255,940)

Common stock transactions
(net of share issue costs)
Shares issued at $0.01 pursuant to
Bonus Stock plan	2,750,000	2,750	24,750	-	-	27,500
Shares issued pursuant to
Shafi Acquisition	3,000,000	3,000	987,000	-	-	990,000
Shares issued to bank loan guarantors	4,150,000	4,150	622,500	-	-	626,650
Shares issued for debt	554,910	555	121,525	-	-	122,080
Shares issued for services rendered	250,000	250	24,750	-	-	25,000
Fair value of shares earned pursuant to the
Bonus Stock Plan	-	-	1,720,000	-	-	1,720,000
Fair value of warrants issued
to bank loan guarantors	-	-	1,814,055	-	-	1,814,055
Fair value of warrants issued
for services rendered	-	-	17,082	-	-	17,082
Fair value of stock options expensed	-	-	810,023	-	-	810,023
Loss for the year	-	-	-	-	(6,641,784)	(6,641,784)

Balance, December 31, 2008	56,502,245	56,502	35,627,161	-	(37,428,997)	(1,745,334)

Common stock transactions
(net of share issue costs)
Shares issued at $0.01 pursuant to
Bonus Stock Plan	14,750,000	14,750	132,750	-	-	147,500
Shares purchased for cancellation
pursuant to non-achievement
of performance milestones	(4,750,000)	(4,750)	(42,750)	-	-	(47,500)
Shares issued for services rendered	6,181,333	6,182	555,578	-	-	561,760
Shares issued and held in escrow
as security for payment	1,500,000	1,500	(1,500)	-	-	-
Release from escrow of 400,000 shares
held as security for payment			31,000	-	-	31,000
Fair value of shares earned pursuant to the
Bonus Stock Plan	-	-	550,000	-	-	550,000
Fair value of shares released from escrow on
termination of employment agreement	-	-	157,500	-	-	157,500
Fair value of 31,000,000 shares to be
issued to bank loan guarantors	-	-		2,170,000	-	2,170,000
Fair value of 250,000 shares to be issued to
to bank loan guarantor	-	-		17,500	-	17,500
Fair value of 625,000 warrants to be issued
to bank loan guarantor	-	-		109,280	-	109,280
Forgiveness of promissory note for
subscription of common stock	-	-	100,000	-	-	100,000
Fair value of stock options expensed	-	-	616,753	-	-	616,753
Loss for the year	-	-	-	-	(7,736,992)	(7,736,992)

Balance, December 31, 2009	74,183,578	$74,184	$37,726,492	$2,296,780	$(45,165,989)	$(5,068,533)

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.

Consolidated Statements of Cash Flows
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

	Years ended December 31,
	2009	2008

Cash flows from operations:
Loss for the year	$(7,736,992)	$(6,641,784)
Items not involving cash:
Amortization of fixed assets	32,794	29,562
Loss on disposition of fixed assets	2,316	1,999
Impairment of intangible assets and goodwill	-	1,990,000
Fair value of warrants issued for service rendered	-	17,082
Fair value of shares issued for services rendered	561,760	25,000
Fair value of stock options expensed	616,753	810,023
Fair value of shares earned pursuant to the bonus stock plan	707,500	1,720,000
Fair value of released from escrow of shares held as security for payment	31,000	-
Fair value of warrants and common shares to be issued as
compensation for bank loan guarantee	2,296,780	2,440,705
Forgiveness of promissory note for subscription of common stock	100,000	-
Cancellation of shares pursuant to non-achievement of milestone	(47,500)	-
Changes in non-cash operating working capital:
Accounts receivable	1,251,009	(78,692)
Inventory	9,932	(5,025)
Prepaid expenses	7,399	37,165
Accounts payable and accrued liabilities	299,297	516,199
Due to related party	82,914	(4,478)
Deferred leasehold inducements	-	(14,327)
Deferred revenue	(55,147)	637,539
Net cash (used in) provided by operations	(1,840,185)	1,480,968

Cash flows from investments:
Proceeds from disposition of fixed assets	-	5,161
Purchase of fixed assets	(29,830)	(39,997)
Net cash used in investments	(29,830)	(34,836)

Cash flows from financing:
Common shares issued, net of issue costs	147,500	27,500
Bank loan advance	1,550,000	1,207,163
Repayment of bank loan	(2,104,376)	(1,155,624)
Net cash provided by financing	(406,876)	79,039

Increase in cash and cash equivalents	(2,276,891)	1,525,171

Cash and cash equivalents, beginning of year	2,446,538	921,367

Cash and cash equivalents, end of year	$169,647	$2,446,538

Supplemental information:
Non-cash financing activities:
Shares issued for debt	$-	$122,080
Shares issued for Shafi Inc.	$-	$990,000
Cash interest paid	$87,773	$92,819
Fair value of Shafi Inc. liabilities	$-	$1,000,000

See accompanying notes to consolidated financial statements.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

1.	Description of business and basis of presentation:

Braintech, Inc. (the “Company”) was incorporated on March 4, 1987 under the laws of the State of Nevada as Tome Capital, Inc.  The Company initially was in the business of real estate development.  On January 3, 1994, the Company changed its name to Braintech, Inc. and began operations as a high tech development company.  The Company, together with its wholly owned subsidiaries, develops advanced software for the vision guidance of robotic and other systems.

These consolidated financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business.  The Company’s operations have resulted in losses of $7,736,992 in 2009 and $6,641,784 in 2008, an accumulated deficit of $45,165,989 at December 31, 2009 ($37,428,997 at December 31, 2008), and a working capital deficiency of $3,563,996 at December 31, 2009 ($1,796,077 at December 31, 2008).  The Company has generated only small amounts of revenues and is continuing to develop its business.  Operations to date have been primarily financed by sales to one major customer, ABB, Inc. (“ABB”), pursuant to an agreement which expired December 31, 2008, and by equity and debt transactions.  During the year ended December 31, 2009, the Company generated approximately 90% of its revenues from new customers and approximately 10% from the recognition of previously deferred revenue from ABB.  For the year ended December 31, 2008, 99% of sales revenue was generated from ABB.  The Company estimates that without further funding or new revenue, it will deplete its cash resources shortly.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s future operations and its continuation as a going concern are dependent upon its ability to raise additional capital and to sell its products and services to new customers, generate positive cash flows from operations and ultimately attain profitability.

Financing transactions may include the issuance of equity securities, obtaining additional credit facilities, or other financing mechanisms.  However, the trading price of the Company’s common stock and the downturn in the U.S. stock markets could make it more difficult to obtain financing through the issuance of equity securities.

If none of these events occur, there is a risk that the business will fail.  The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Significant accounting policies:
(a) Principles of consolidation:

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and present the financial position, results of operations and cash flows of the Company and its wholly-owned subsidiaries, Braintech Canada, Inc., Braintech Government & Defense, Inc., Braintech Consumer & Service, Inc., Braintech Industrial, Inc. and Shafi Inc.  All material intercompany balances and transactions have been eliminated.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

2.	Significant accounting policies (continued):

	(b)	Cash and equivalents:
Cash and cash equivalents include highly liquid investments that are readily convertible to contracted amounts of cash.
	(c)	Research and development costs:

Research and development costs are expensed as incurred and include salaries, benefits and directly related overhead costs.  Research and development grants received are offset against the related expenditure.

	(d)	Inventory:

Inventory is valued at the lower of cost and net realizable value with cost being determined on a first-in, first-out basis.  Cost includes laid-down cost, which is the cost of materials and other applicable direct costs.

	(e)	Warranty costs:
The Company accrues warranty costs based on management’s best estimate.
	(f)	Fixed assets:
Fixed assets are carried at cost less accumulated amortization. Cost includes shipping and installation cost of a purchased fixed asset. Amortization is calculated annually as follows:

		Asset	Basis	Rate
		Furniture and fixtures	declining-balance	20%
		Computer equipment	straight-line	36 months
		Computer software	straight-line	24 months
		Leasehold improvements	straight-line	lease term
	(g)	Use of estimates:

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Significant areas requiring the use of estimates relate to the collectability of accounts receivable, the impairment of assets and rates for amortization, amount of income tax balances, the assumptions used in the determination of the fair value of stock-based compensation, the valuation of accrued liabilities, and the valuation of intangible assets and goodwill.  The Company has recorded liabilities under dispute which are subject to measurement uncertainty.  Any adjustment may have a material effect on net loss and will be recognized in the consolidated financial statements as they become known.  Actual amounts may differ from these estimates.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

2.	Significant accounting policies (continued):

	(h)	Stock based compensation:

The Company estimates the fair value of share-based payment awards on the date of grant using an option pricing model.  The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service period in the Company’s financial statements.  Stock-based compensation recognized during the period is based on the value of the portion of the stock-based payment awards that are ultimately expected to vest during the period.  The Company estimates the fair value of stock options using the Black-Scholes valuation model.  The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying stock.  The expected stock price volatility assumption was determined using historical volatility of the Company’s common stock.

	(i)	Loss per share:
Loss per share is calculated based on the weighted average number of common shares outstanding during the period.
As the effect of all outstanding stock options (note 9) and share purchase warrants (note 10) is anti-dilutive, diluted loss per share equals basic loss per share.

The number of shares used to calculate loss per share for the years ended December 31, 2009 and 2008 was reduced by 300,000 shares in each year for shares issued and held by the Company (note 8(b)).  The number of shares used to calculate loss per share for the year ended December 31, 2009 was reduced by 10,850,000 shares (2008 – 5,500,000 shares) for shares issued and held in escrow pending completion of performance milestones (note 8(c)) or other escrow restrictions.

	(j)	Revenue recognition:

The Company recognizes revenue when there is persuasive evidence of an arrangement, the fee is fixed or determinable, collectability is reasonably assured, and there are no substantive performance obligations remaining.

Cash received or accounts receivable recorded in advance of meeting the revenue recognition criteria are recorded as deferred revenue and the costs related to that revenue are recorded as deferred costs.

	(k)	Business combinations and intangible assets including goodwill:

The Company accounts for business combinations using the purchase method of accounting and, accordingly, the assets and liabilities of the acquired entities are recorded at their estimated fair values at the date of acquisition.  Goodwill represents the excess of the purchase price over the fair value of the net assets, including the amount assigned to identifiable intangible assets.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

2.	Significant accounting policies (continued):

	(l)	Foreign currency:

The Company’s functional and reporting currency is the United States dollar.  All foreign subsidiaries are considered to be wholly-integrated and, as such, assets and liabilities are translated into United States dollars based on current exchange rates, revenues and expenses are translated based on average quarterly rates, and any resulting translation adjustment is included in operating expenses under selling, general and administration.  Foreign exchange gains (losses) were not material in 2009 or 2008.

	(m)	Income taxes:

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  The Company is required to compute tax assets and liabilities based on estimated future tax consequences attributable to differences between financial statement income and income for income tax purpose.  The Company recognizes the effect of uncertain tax positions where it is more likely than not based on technical merits that the position could be sustained where the tax benefit has a greater than 50% likelihood of being realized upon settlement.  Potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.  Accordingly a valuation allowance has been provided.

	(n)	Recently issued accounting pronouncements:
Codification

In June 2009, the Financial Accounting Standards Board (FASB) issued Statement of Financial accounting Standard (SFAS) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of SFAS No. 162” (the Codification).  The Codification is the single source of authoritative nongovernmental U.S. accounting and reporting standards, superseding existing FASB, AICPA, EITF and related literature. The Codification eliminates the hierarchy of generally accepted accounting standards (“GAAP”) and establishes one level of authoritative GAAP. All other literature is considered non-authoritative. This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009, which for the Company is September 30, 2009.  There was no change to our consolidated financial statements upon adoption.  All accounting references have been updated. SFAS references have been replaced with Accounting Standard Codification (“ASC”) references.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

2.	Significant accounting policies (continued):
Fair value measurements

Effective January 1, 2008, the Company adopted ASC 825, which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The adoption of ASC 825 did not have a material impact on the consolidated financial statements.

In April 2009, the FASB issued ASC 825-10.  ASC 825-10 extends disclosure requirements to interim period financial statements, in addition to the existing requirements for annual periods and disclosure of the methods and significant assumptions used to estimate fair value.  ASC 825-10 is effective for interim and annual periods ending after June 15, 2009. The adoption of ASC 825-10 did not have a material impact on the consolidated financial statements.

Subsequent events

In May 2009, the FASB issued ASC 855.  ASC 855 is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date—that is, whether that date represents the date the financial statements were issued or were available to be issued.  ASC 855 is effective for interim and annual periods ending after June 15, 2009 and shall be applied prospectively.  The adoption of ASC 855 did not have a material impact on our consolidated financial statements.

	(m)	Recently issued accounting pronouncements (continued):
Revenue recognition

In September 2009, the Emerging Issues Task Force (“EITF”) reached a consensus on ASC 605-25.  ASC 605-25 eliminates the criterion for objective and reliable evidence of fair value for the undelivered products or services. Instead, revenue arrangements with multiple deliverables should be divided into separate units of accounting if the deliverables meet both of the following criteria:

• The delivered items have value to the customer on a standalone basis; and

• If the arrangement includes a general right of return relative to the delivered items, delivery or performance of the undelivered items is considered probable and substantially in the control of the vendor.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

2.	Significant accounting policies (continued):
	(m)	Recently issued accounting pronouncements (continued):
Revenue recognition (continued)

ASC 605-25 eliminates the use of the residual method of allocation and requires, instead, that arrangement consideration be allocated, at the inception of the arrangement, to all deliverables based on their relative selling price (i.e., the relative selling price method). When applying the relative selling price method, a hierarchy is used for estimating the selling price for each of the deliverables, as follows:

• VSOE (Vendor-Specific Objective Evidence) of the selling price;
• Third-party evidence (TPE) of the selling price – prices of the vendor’s or any competitor’s largely interchangeable products or services, in standalone sales to similarly situated customers; and
• Best estimate of the selling price.

In September 2009, the EITF reached a consensus on ASC 985-605.  Entities that sell joint hardware and software products that meet the scope exception (i.e., essential functionality) will be required to follow the guidance in ASC 985-605.  ASC 985-605 provides a list of items to consider when determining whether the software and non-software components function together to deliver a product’s essential functionality.

ASC 985-605 must be adopted for arrangements entered into beginning January 1, 2011, and may be early-adopted.  The Company is currently evaluating the impact of adopting ASC 985-605 and ASC 605-25 on its consolidated financial statements.

3.	Shafi acquisition:

On August 12, 2008, in a stock for stock transaction, the Company acquired 100% of the outstanding shares of Shafi, Inc. and 80% of the shares of Shafi Innovation, Inc. (together “SI”) from Adil Shafi.  Consideration for the purchase was 3,000,000 shares of the common stock of Braintech, Inc. at a fair value of $0.33 per share (the “Closing Purchase Shares”) issued at the closing of the acquisition and 1,000,000 shares of Braintech, Inc. common stock to be issued quarterly over the next 12 months upon the achievement of specific performance criteria.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

3.	Shafi acquisition (continued):

Prior to the completion of the purchase transaction, on June 5, 2008, the Company advanced $100,000 to SI to meet its working capital needs.  This advance was secured by all of the assets of SI, and was documented and secured at the SI closing by a demand promissory note bearing an annual interest rate of 2.54%.

In order to finance the $100,000 advance, the Company’s Chief Executive Officer and former Chief Executive Officer each advanced to the Company $50,000 against delivery by the Company of promissory notes.  The promissory notes provide for interest at 6% per annum.  The promissory notes also provide that, each of the promissory note holders will be issued 50,000 common share purchase warrants as additional compensation.  On September 26, 2008, the promissory notes plus accrued interest were repaid in full and the Company issued a total of 100,000 common share purchase warrants to the Chief Executive Officer and former Chief Executive officer.  Each common share purchase warrant entitles the holder to purchase one share for three years at a price of $0.36 per share.  The fair value of the warrants ($17,082) was recorded as stock-based compensation in financing expenses.  The fair value was calculated using the Black-Scholes valuation model and the following assumptions: dividend yield 0%, expected volatility 190%, risk-free interest rate 2.11%, and an expected term of two years.

The acquisition was accounted for under the purchase method.  The following table summarizes the preliminary estimated fair values of the assets and liabilities of the Shafi Inc. companies net of the debt Adil Shafi personally assumed as of August 12, 2008.

	Intangible assets of Shafi Inc.	$1,090,000
	Goodwill of Shafi Inc.	900,000
	Due to Braintech, Inc.	(100,000)
	Current liabilities of Shafi Inc.	(900,000)

	Net assets acquired of Shafi Inc.	$990,000
	Consideration: Common stock issued	$990,000

Of the $1,090,000 of acquired intangible assets, $500,000 was assigned to branding and the Shafi customer base and contacts and $590,000 was assigned to the purchased technology.  The $900,000 of goodwill was assigned to the estimated value of future net revenues.  At December 31, 2008, management believed that significant uncertainty existed as to the value of the Shafi Inc. intangible assets and goodwill, and accordingly, an impairment charge of $1,990,000 was been recorded.  Management’s view has not changed during the current year.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

3.	Shafi acquisition (continued):

As part of the Shafi acquisition, the parties agreed that any current liabilities of Shafi in excess of $900,000 would be fully and finally satisfied in a timely manner by Adil Shafi without liability to the Subsidiary Company or the Shafi companies.  As of the date of closing the excess debt assumed by Adil Shafi was approximately $172,000.  Through December 31, 2009, Braintech, Inc. had advanced additional funds to Shafi Inc. thereby allowing Shafi Inc. to repay $98,371 of the $900,000 in current liabilities.

Included in accounts payable is the amount of $801,629 of Shafi Inc. current liabilities, which is non-recourse to the Company.

On February 6, 2009, the Company filed a lawsuit in the U.S. District Court for the Eastern District of Michigan, Southern Division, against Adil Shafi for rescission of the acquisition of SI and for damages. On April 22, 2009, Adil Shafi filed a First Amended Counterclaim asserting eight causes of action against the Company and its Chief Executive officer (“CEO”).  The Company believes that Adil Shafi’s claims are groundless both as to the Company and to the CEO.  In a letter dated May 7, 2009, the law firm representing the Company and its CEO advised Adil Shafi and his counsel that Adil Shafi added the Company’s CEO as a third-party defendant solely for improper purposes, and demanded that Adil Shafi dismiss the claims within 21 days.  On July 22, 2009, Adil Shafi filed a Second Amended Counterclaim asserting fewer causes of action against the Company and its CEO.  While the Company has initiated this action and is vigorously pursuing it, the final outcome, which the Company believes will be favorable, cannot now be determined.  This matter is subject to inherent uncertainties and management’s view may change in the future.

4.	Due to related party:

This amount is due to the Company’s CEO and is represented by $32,300 in 2007 and 2008 accrued bonuses plus interest at 5%, $17,200 in deferred salary from July 1, 2009 plus interest at 5% and $30,000 in shares of common stock repurchased from the CEO by the Company for $0.01 per share plus interest at 8%.  Each of the principal amounts including the related interest is secured by a promissory note.

As of December 31, 2007, the Company’s former CEO was owed US$40,000 and was owed CDN$85,000 (equivalent to US$86,558).  The advances were unsecured, without interest and payable on demand.  On September 29, 2008, the former CEO was issued 554,910 common shares as full repayment of the amounts outstanding.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

5.	Fixed assets:

			Accumulated	Net book
	December 31, 2009	Cost	amortization	value

	Furniture and fixtures	$33,545	$22,665	$10,880
	Computer equipment	58,940	26,969	31,971
	Computer software	11,557	8,945	2,612

		$104,042	$58,579	$45,463

			Accumulated	Net book
	December 31, 2008	Cost	amortization	value

	Furniture and fixtures	$45,397	$31,228	$14,169
	Computer equipment	222,138	192,125	30,013
	Computer software	63,697	57,136	6,561

		$331,232	$280,489	$50,743

6.	Deferred revenue:

			2009	2008
	Balance, beginning of year		$1,260,510	$622,971
	Revenue invoiced and deferred for future recognition		10,603	759,646
	Previously deferred revenue currently recognized		(65,750)	(122,107)
	Balance, end of year		$1,205,363	$1,260,510

7.	Bank loan and loan guarantee:

In October 2006 the Company obtained a $2,473,000 bank loan (“2006 RBC Loan Agreement”) from Royal Bank of Canada (“RBC”) and used the proceeds to redeem all of its previously outstanding secured convertible debentures.  RBC was granted a security interest in all of the Company’s personal and intangible property, including intellectual property.  As additional security, RBC required standby letters of credit (“LCs”) securing the full amount of the loan. Certain accredited investors (the “LC Providers”) provided the LCs as financing to the bank in order to enable the loan.

On September 17, 2008, the Company entered into a letter agreement with RBC dated July 29, 2008 (the “2008 RBC Loan Agreement”).  The 2008 RBC Loan Agreement provided for a $250,000 revolving demand facility and a $2,405,000 non-revolving term loan and superseded and canceled the 2006 RBC Loan Agreement.  The term loan was repayable in equal monthly installments of $108,208 principal plus monthly accrued interest.  The maturity date of the term loan was July 11, 2009.  Interest was calculated at the floating 30 day LIBOR rate plus 1.50%.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

7.	Bank loan and loan guarantee (continued):

On July 29, 2009, the Company entered into a letter agreement with RBC dated July 11, 2009 (the “2009 RBC Loan Agreement”).  The 2009 RBC Loan Agreement provided for a $1,506,000 non-revolving term loan and superseded and canceled the 2008 RBC Loan Agreement.  The term loan was repayable in equal monthly installments of $50,000 principal plus monthly accrued interest.  The maturity date for the term loan was September 9, 2009.  The respective security interests of RBC and the LC Providers remained in place as described above.

On September 22, 2009, the RBC commenced collecting funds from the LC Providers and on October 6, 2009 the LC Providers instructed the RBC to use the funds collected to repay the RBC Loan in full.  As a result, the Company owed the LC Providers $1,464,267 plus interest at a rate of 10% per annum until paid in full.

In accordance with the terms of a Stock Purchase Agreement dated effective October 29, 2009, the Company’s Founders and an LC Provider (the “Purchaser”) agreed to convert LC Debt of $289,842 into 7,246,040 shares of common stock (the “Purchase Shares”). As part of the conversion, the Purchaser also agreed to purchase 2,831,008 additional shares of common stock for a price of $113,240 by December 31, 2009.  The Purchaser failed purchase the additional shares by December, 31, 2009 and, in accordance with the terms of the Stock Purchase Agreement, the Purchaser forfeited his right to the Purchase Shares and forfeited his right to the LC Debt.  The LC Debt forfeited was recorded on the Consolidated Statement of Operations as a gain on settlement of debt.

On October 30, 2009, the Company executed definitive loan documents for a new $3,000,000 credit facility with Silicon Valley Bank (“SVB”), consisting of a $2,200,000 term loan facility (“SVB Term Loan”) and an $800,000 credit line to be secured by the Company’s accounts receivable (“SVB A/R Line”).  The SVB A/R Line will mature 18 months from closing.  The interest rate on the SVB A/R Line is prime plus 2.5% with a prime floor of 4.0%.  The SVB Term Loan will require interest payments only for 18 months from closing, and will then convert to an 18 month term loan, with final maturity 36 months from closing. The interest rate on the SVB Term Loan is prime plus 1.0% with a prime floor of 4.0%.  During November 2009, SVB advanced $1,550,000 to the Company on account of the SVB Term Loan.  This SVB Term Loan advance was secured by cash deposits or letters of credit in the amount of $1,550,000 (“Backstop Security”) supplied by certain shareholders (“Pledgors”).  Of the $1,550,000 advanced, a portion was used to repay amounts owing to certain LC Providers and the balance was used for general corporate purposes.  The Pledgors have a lien on all of the Company’s assets, including its intellectual property.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

7.	Bank loan and loan guarantee (continued):

As compensation to the Pledgors for providing the Backstop Security, on January 27, 2010, the Company issue to the Pledgors 20 shares of common stock for each $1 of Backstop Security they provided for the SVB loan, for a total of 31,000,000 shares.  Although this compensation arrangement was settled in January 2010, the arrangement was made in December 2009.  Accordingly, the Company had accrued the fair value of the financing expense of $2,170,000 as of December 31, 2009 relating to the share issuance.  The Pledgors also received a secured note which is activated only in the event of default.  The face value of each note is equal to the amount of Backstop Security provided plus a 50% return for a total secured value of $2,325,000.  An 8% coupon is initiated in the event of default.  The notes will rank second in security behind SVB covering all assets of the Company including the intellectual property.  In the event of default, Pledgors who are not already on the Board of the Company will be appointed to the Board.  The Pledgors have the right to approve or deny any debt financing proposed by the Company, but such approval must not be unreasonably withheld, conditioned or delayed.  The Pledgors’ expenses will be paid by the Company including legal fees.

8.	Common stock:
(a)

Of the common stock issued at December 31, 2009, 4,971,557 shares (2008 – 5,004,910) are subject to trading restrictions of up to one year following issue unless a Registration Statement is filed qualifying the shares for distribution.  These include the 300,000 shares retained by the Company, as described in note 8(b).

(b)

In 1993, 1,100,000 shares of common stock were issued for technology and recorded at a par value of $1,100.  Of these shares, 300,000 have been retained by the Company because the development of the technology was not completed.

(c) Bonus stock and bonus stock option incentive plan:

At a meeting of the Board of Directors held October 22, 2007, the Company approved the Bonus Stock and Bonus Stock Option Plan (the “Bonus Plan”). The Bonus Plan provides for the issuance of common stock of the Company (“Bonus Stock”) and options to acquire common stock of the Company (“Bonus Stock Options”) to the participants upon the Company reaching certain identifiable milestones in its business plan. The aggregate amount of shares that may be issued under the Bonus Plan shall not exceed 30 million shares. The aggregate amount of shares to be issued as Bonus Stock shall not exceed 20 million shares and the aggregate amount of shares to be issued pursuant to the exercise of Bonus Stock Options shall not exceed 10 million shares.
On December 17, 2009, the Company issued a total of 6,193,063 ten-year options to Clifford Butler (1,364,063), Russell Lewis (1,383,250), James Speros (2,062,500) and Tien Wong (1,383,250). In connection with the issuance of these options, the Company was able to extinguish its cash obligations of approximately $210,000 to its outside directors for accrued board fees.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

8.	Common stock (continued):
	(c)	Bonus stock and bonus stock option incentive plan (continued):

As of December 31, 2009, 19,459,776 shares of Bonus Stock (December 31, 2008 – 11,750,000 shares) have been issued, of which 13,809,776 shares (December 31, 2008 – 5,250,000 shares) are no longer subject to escrow restrictions and 5,650,000 shares (December 31, 2008 – 6,500,000 shares) are held in escrow pending the achievement of performance milestones.

	(d)	Common stock issuances

On October 29, 2007, the Company issued to its CEO 7,000,000 shares of Bonus Stock at a purchase price of $0.01 per share and in accordance with the terms of his employment agreement, these shares were placed in escrow pending completion of eight individual milestones.  During 2008, 4,000,000 shares of the Bonus Stock were released from escrow on the achievement of certain milestones and Company recorded stock-based compensation in selling and administration expense of $1,720,000 ($0.43 per share).  On August 10, 2009, 3,000,000 shares of Bonus Stock were repurchased from the CEO at a purchase price of $0.01 per share and cancelled when it was determined that the milestones relating to the shares were not achieved.  The $30,000 purchase price in included is recorded as due to related party and accrues interest at 8% per annum (note 4)

On December 18, 2007, the Company issued 750,000 shares of Bonus Stock for the purchase price of $0.01 per share in accordance with the terms of an Independent Contractor Agreement. These shares were held in escrow pending completion of three individual milestones.  On September 16, 2009, these shares were repurchased from the independent contractor at a purchase price of $0.01 per share and cancelled when it was determined that the milestones relating to the shares were not achieved.

On October 24, 2008, the Company issued 250,000 shares of Bonus Stock to a Company officer at a fair value of $0.10 per share as a signing bonus pursuant to an employment agreement.  The Company also issued to the officer 750,000 shares of Bonus Stock for the purchase price of $0.01 per share and in accordance with the terms of the employment agreement, these shares were placed in escrow pending completion of three individual milestones.  On September 16, 2009, these shares were repurchased from the officer at a purchase price of $0.01 per share and cancelled when it was determined that the milestones relating to the shares were not achieved.

On November 19, 2008, the Company issued 1,750,000 shares of Bonus Stock to a Company officer at a purchase price of $0.01 per share and, in accordance with the terms of an employment agreement, these shares were placed in escrow pending completion of individual milestones.  As of December 31, 2009, none of the milestones have been achieved and all of the shares of Bonus Stock remain held in escrow.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

8.	Common stock (continued):
	(d)	Common stock issuances (continued):

On November 19, 2008, the Company issued 250,000 shares of Bonus Stock to a Company officer at a purchase price of $0.01 per share and, in accordance with the terms of a retainer agreement, these shares were placed in escrow pending completion of individual milestones.  On May 4, 2009 these shares were repurchased from the officer at a purchase price of $0.01 per share and cancelled in accordance with the terms of the retainer agreement.

On January 26, 2009, as final compensation for advancing $255,000 in emergency financing in 2006, the Company issued 410,000 shares of common stock at a fair value of $0.10 per share to a single party in addition to 100,000 shares and 100,000 share purchase warrants previously issued to such party.  In conjunction with this final compensation arrangement, such party returned to the Company for cancellation the 100,000 share purchase warrants, each entitling the holder to purchase one additional share of common stock exercisable at $0.30 per share.  Although this compensation arrangement was settled in January 2009, the arrangement was made in December 2008.  Accordingly, the Company had accrued the fair value of the financing expense ($39,752) as of December 31, 2008.

On March 12, 2009, the Company issued 1,750,000 shares of Bonus Stock at a purchase price of $0.01 per share in accordance with the terms of an employment agreement with an officer of the Company. These shares were placed in escrow pending completion of five individual performance milestones.  On December 4, 2009, these shares were released from escrow in accordance with the terms of an Amended employment agreement and, accordingly, the Company recorded stock-based compensation in selling and administration expense of $157,500 ($0.09 per share being the excess of the fair value of the common stock over the purchase price).

On April 27, 2009, the Company issued 1,500,000 shares of Bonus Stock and placed those shares in escrow with the Company’s transfer agent.  The shares were issued as security for monthly payments of $5,000 each totaling $150,000 over a 30 month period due under the terms of a Consultancy Agreement.  The shares will be returned to the Company in 50,000 share increments as the monthly payments are made.  If the Company fails to make a monthly payment, 100,000 shares will be released from escrow to the Consultant.  As at December 31, 2009, 400,000 shares had been released from escrow in lieu of the August, September, October and November monthly payments.  Accordingly, the Company recorded stock-based compensation in selling and administration expense of $31,000.  The compensation expense was calculated using the fair market value of the shares on the date that they were issued.  On each of January 5, 2010, February 4, 2010 and March 8, 2010 an additional 100,000 shares were released from escrow in lieu of the December 2009, January 2010 and February 2010 monthly payments.

On June 12, 2009, the Company issued 500,000 shares of Bonus Stock as compensation pursuant to the terms of a retainer agreement for legal services.  Accordingly, the Company recorded stock-based compensation in selling and administration expense of $45,000.  The compensation expense was calculated using the fair market value of the shares on the date that they were issued.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

8.	Common stock (continued):
	(d)	Common stock issuances (continued):

On June 16, 2009, effective as of January 1, 2009, the Company entered into a new Employment and Retention Agreement (the “Agreement”) with the its CEO.  The Agreement provides for the issuance of up to 13,000,000 shares of common stock upon the achievement of certain identifiable milestones.  On September 16, 2009, these shares were issued at $0.01 per share and were placed in escrow pending the achievement of the milestones.  A compensation expense of $130,000 was recorded to offset payment of the purchase price of $130,000 for the 13,000,000 escrowed shares pursuant to the Agreement.  On December 11, 2009, 5,000,000 shares of the Bonus Stock were released from escrow on the achievement of a certain milestone and the Company recorded stock-based compensation in selling and administration expense of $550,000.  The compensation expense of $0.11 per share was calculated using the fair market value of the shares on the date that they were issued ($0.12 per share) less the $0.01 purchase price.

The CEO’s new Agreement also provided for an increase in salary of $5,000 per month effective on January 1, 2009.  In order to preserve cash flow, the CEO agreed to accept shares of common stock in lieu of cash for the salary increase.  Accordingly, on September 16, 2009, 368,439 shares of Bonus Stock were issued at a deemed price of $0.11 per share being the average fair market value of the Company’s stock representing the amount due for the months of January to August 2009.  On October 5, 2009, 54,688 shares of Bonus Stock were issued at a deemed price of $0.09 per share representing the amount due for the month of September 2009.  On December 22, 2009, 71,895 shares of Bonus stock were issued at a deemed price of $0.07 per share representing the amount due for the month of October 2009.  The salary increase for the months of November and December were paid in cash.

Effective July 1, 2009, an officer of the Company agreed to accept shares in the capital stock of the Company in lieu of his monthly cash salary and car allowance of $15,183.  Accordingly, on August 7, 2009, 185,574 shares were issued to the officer at a deemed price of $0.08 per share representing the amount due for the month of July 2009, on August 10, 2009, 139,846 shares were issued at a deemed price of $0.11 per share for August 2009, and on October 5, 2009 166,068 shares were issued at a deemed price of $0.09 for September 2009.  On December 4, 2009 370,069 shares were issued at a deemed price of $0.07 per share for October 2009 and accrued vacation pay owed of $10,553.  On December 4, 2009, 3,500,000 shares of capital stock were issued at a deemed price of $0.09 per share as a severance payment to the officer in accordance with the terms an Amendment to Employment Agreement effective July 1, 2009.  Accordingly, the Company recorded stock-based compensation in selling and administration expense of $315,000.

On November 24, 2009, the Company issued 214,754 shares in the capital stock of the Company at a deemed price of $0.10 per share in lieu of accrued vacation pay owed of $8,590 and a consulting fee of $12,885.  The consulting fee was recorded as stock-based compensation in selling and administration expense.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

8.	Common stock (continued):
	(d)	Common stock issuances (continued):

On December 1, 2009, the Company issued 200,000 shares in the capital stock of the Company at a deemed price of $0.09 per share in accordance with the terms of an Employment Agreement dated October 22, 2009.  Accordingly, the Company recorded stock-based compensation in selling and administration expense of $18,000.

On January 21, 2010, the Company issued 250,000 shares in the capital stock of the Company at a deemed price of $0.05 per share in accordance with the terms of an Employment Agreement dated January 1, 2010.  Accordingly, the Company recorded stock-based compensation in selling and administration expense of $13,750.

On January 26, 2010, as partial compensation for providing letter of credit security for the 2008 RBC Loan Agreement (note 7), the Company issued 250,000 shares in the capital stock of the Company at a deemed price of $0.05 per share.  Although this compensation arrangement was settled in January 2010, the arrangement was made in December 2009.  Accordingly, the Company had accrued the fair value of the financing expense ($13,750) as of December 31, 2009.

On January 27, 2010, as compensation for providing backstop security for the SVB Term Loan (note 7), the Company issued 31,000,000 shares in the capital stock of the Company at a deemed price of $0.05 per share.  Although this compensation arrangement was settled in January 2010, the arrangement was made in December 2009.  Accordingly, the Company had accrued the fair value of the financing expense ($2,170,000) as of December 31, 2009.

	(e)	Common shares issued for services rendered are valued at the fair market value on the date of issuance.
9.	Stock options:

The Company reserved 1,500,000 common shares pursuant to the 2000 Stock Option Plan, 2,500,000 common shares pursuant to the 2003 Stock Option Plan, and 10,000,000 common shares pursuant to the 2007 Stock Option Plan.  As of December 31, 2009, 503,687 stock options are unallocated and remain available pursuant to the 2000 Stock Option Plan, 158,939 stock options are unallocated and remain available pursuant to the 2003 Stock option Plan, and 336,000 stock options are unallocated and remain available pursuant to the 2007 Stock Option Plan.  The Company’s board of directors has discretion to set the price, term, vesting schedules, and other terms and conditions for options granted under the 2000 plan and the Company’s Compensation Committee has discretion to set the price, terms, vesting schedules, and other terms and conditions for options granted under the 2003 and 2007 plans.  The Company’s board of directors has granted the CEO authority to grant awards pursuant to the 2000 Stock Option Plan, 2003 Stock Option Plan and 2007 Stock Option Plan.

The Company also reserved 10,000,000 common shares pursuant to the Bonus Plan (note 8(c)).  As of December 31, 2009 4,575,000 stock options are unallocated and remain available pursuant to the Bonus Plan.  The Company’s Board of Directors and CEO have discretion to set the price, term, vesting schedules, and other terms and conditions for options granted under the Bonus Plan.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

9.	Stock options (continued):

The weighted average fair value of stock options granted during the year ended December 31, 2009 was $0.06 per option (2008 - $0.17).  The fair value of each option grant is estimated on the date of grant using the Black-Scholes valuation model and the straight-line amortization approach with the following weighted average assumptions:

			2009	2008
		Expected life (years)	8.7	2.0
		Risk free interest rate	3.05%	1.90%
		Expected volatility	390%	192%
		Dividend yield	0%	0%
		Expected forfeitures	0%	0%

During the year ended December 31, 2009, the Company recorded stock-based compensation related to stock options of $616,753 and other stock-based compensation of $550,000.  During the year ended December 31, 2008, the Company recorded stock-based compensation related to stock options of $810,023 and other stock-based compensation of $1,720,000.

As of December 31, 2009, the unrecorded deferred stock-based compensation balance related to stock options was $46,667 (2008 - $243,470) and will be recognized over an estimated weighted average amortization period of 1.00 years (2008 – 0.76 years).

During the years ended December 31, 2009 and 2008, the exercise price of all stock options granted was greater than or equal to the fair market value of the Company’s common stock at the date of grant.

	(a)	A summary of the Company’s stock option activity is as follows:

				Weighted
			Number	average
			of options	exercise price

		Balance, December 31, 2007	13,092,000	$0.43
		Options granted	2,175,000	$0.21
		Vested options expired	(922,500)	$(0.40)
		Unvested options forfeited	(77,500)	$(0.48)

		Balance, December 31, 2008	14,267,000	$0.40
		Options granted	7,903,376	$0.06
		Vested options expired	(3,600,000)	$(0.45)
		Unvested options forfeited	(250,000)	$(0.13)

		Balance, December 31, 2009	18,320,376	$0.25

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

9.	Stock options (continued):
	(b)	Additional information regarding stock options outstanding is as follows:

		As of December 31, 2008
			Outstanding			Exercisable
				Weighted average	Weighted		Weighted
				remaining	average		average
		Exercise	Number of	contractual	exercise	Number of	exercise
		price	options	life (years)	price	options	price

		$ 0.00 – 0.25	2,425,000	4.55	$ 0.19	625,000	$ 0.18
		$ 0.26 – 0.50	9,845,000	3.42	$ 0.41	9,470,000	$ 0.41
		$ 0.51 – 0.75	1,977,000	2.99	$ 0.62	1,977,000	$ 0.62
		$ 0.76 – 1.00	20,000	1.17	$ 0.87	20,000	$ 0.87
			14,267,000	3.55	$ 0.40	12,092,000	$ 0.43

		As of December 31, 2009
			Outstanding			Exercisable
				Weighted average	Weighted		Weighted
				remaining	average		average
		Exercise	Number of	contractual	exercise	Number of	exercise
		price	options	life (years)	price	options	price

		$ 0.00 – 0.25	9,788,376	7.79	$ 0.09	9,288,376	$ 0.09
		$ 0.26 – 0.50	7,945,000	2.57	$ 0.42	7,945,000	$ 0.42
		$ 0.51 – 0.75	567,000	1.52	$ 0.63	567,000	$ 0.63
		$ 0.76 – 1.00	20,000	0.17	$ 0.87	20,000	$ 0.87
			18,320,376	3.55	$ 0.40	12,092,000	$ 0.43

10.	Share purchase warrants:
	Detailed information regarding share purchase warrant activity during the years ended December 31, 2008 and 2009 is as follows:

On September 26, 2008, as partial compensation for advancing $100,000 cash in return for promissory notes, the Company issued 100,000 common share purchase warrants to its CEO and its former CEO.  Each common share purchase warrant entitles the holder to purchase one share for three years at a price of $0.36 per share.  The fair value of the warrants ($17,082) was recorded as stock-based compensation in financing expenses.  The fair value was calculated using the Black-Scholes valuation model and the following assumptions: dividend yield 0%, expected volatility 190%, risk-free interest rate 2.11%, and an expected term of two years.

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

10.	Share purchase warrants (continued):

On September 26, 2008, as compensation for extending the Letters of Credit required to secure the 2008 RBC Bank Loan Agreement (note 7), the Company issued 10,375,000 common share purchase warrants. Each common share purchase warrant entitles the holder to purchase one share for five years at a price of $0.30 per share.  The fair value of the warrants ($1,814,055) was recorded as stock-based compensation in financing expenses.  The fair value was calculated using the Black-Scholes valuation model and the following assumptions: dividend yield 0%, expected volatility 190%, risk-free interest rate 2.11%, and an expected term of two years.

On January 26, 2009, as final compensation for advancing $255,000 in emergency financing in 2006, the Company issued 410,000 shares of common stock at a fair value of $0.10 per share to a single party in addition to 100,000 shares and 100,000 share purchase warrants previously issued to such party.  In conjunction with this final compensation arrangement, such party returned to the Company for cancellation the 100,000 share purchase warrants, each entitling the holder to purchase one additional share of common stock exercisable at $0.30 per share.  Although this compensation arrangement was settled in January 2009, the arrangement was made in December 2008.  Accordingly, the Company accrued the fair value of the financing expense ($39,752) as of December 31, 2008.

On January 26, 2010, as partial compensation for providing Letter of Credit security for the 2008 RBC Loan Agreement (note 7), the Company issued 625,000 common share purchase warrants. Each common share purchase warrant entitles the holder to purchase one share for five years from September 26, 2008 at a price of $0.30 per share.  Although this compensation arrangement was settled in January 2010, the arrangement was made in December 2009.  Accordingly, the Company had accrued the fair value of the warrants ($109,280) in financing expenses as of December 31, 2009.  The fair value was calculated using the Black-Scholes valuation model and the following assumptions: dividend yield 0%, expected volatility 190%, risk-free interest rate 2.11%, and an expected term of two years.

	(a)	A summary of the Company’s share purchase warrant activity is as follows:

				Weighted
			Number	average
			of warrants	exercise price

		Balance, December 31, 2007	25,177,179	$0.34
		Warrants granted
		Partial compensation for cash advances	100,000	$0.36
		Compensation to bank loan guarantors	10,375,000	$0.30
		Investor relations services	150,000	$0.50
		Warrants expired	(131,000)	$(0.25)

		Balance, December 31, 2008	35,521,179	$0.33
		Warrants cancelled	(100,000)	(0.30)
		Warrants expired	(2,951,852)	$(0.45)

		Balance, December 31, 2009	32,469,327	$0.32

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

10.	Share purchase warrants (continued):
	(b)	Additional information regarding warrants outstanding is as follows:

		As of December 31, 2008
			Outstanding and Exercisable
				Weighted average	Weighted
				remaining	average
		Exercise	Number of	contractual	exercise
		price	warrants	life (years)	price

		$ 0.00 – 0.25	6,933,156	3.70	$ 0.25
		$ 0.26 – 0.50	28,212,251	3.50	$ 0.35
		$ 0.76 – 1.00	375,772	5.83	$ 0.85

			35,521,179	3.56	$ 0.33

		As of December 31, 2009
			Outstanding and Exercisable
				Weighted average	Weighted
				remaining	average
		Exercise	Number of	contractual	exercise
		price	warrants	life (years)	price

		$ 0.00 – 0.25	6,685,636	1.60	$ 0.25
		$ 0.26 – 0.50	25,407,919	2.50	$ 0.33
		$ 0.76 – 1.00	375,772	2.00	$ 0.85

			32,469,327	2.31	$ 0.32

	Of the warrants outstanding as of December 31, 2009, 8,011,324 (2008 – 8,011,324) were held by the Company’s former CEO and 7,411,250 (2008 – 7,411,250) were held by the Company’s current CEO.

11.	Commitments:
	The Company has obligations under operating lease arrangements that require the following minimum annual payments:
	Year ending December 31:
	2010				$143,000
	2011			85,000
	2012			63,000
	2013			55,000
	2014			34,000
					$380,000
	Lease expense for 2009 was $175,015 (2008 - $174,603)

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

11.	Commitments (continued):

Effective April 1, 2009, the Company vacated its North Vancouver leased office premises and ceased making the monthly rent payments.  The Company has been in communications with the landlord and the landlord has informed the Company that it reserves the right to seek remedies that are available under the lease.  The lease expires in November 2012, with the remaining amounts payable under the terms of the lease agreement aggregating approximately $570,000 (Canadian).  The lease penalty for early termination is the discounted present value of the remaining lease payments which was recorded as an expense during the quarter ended June 30, 2009 with a corresponding liability of $463,750 which remains accrued as at December 31, 2009 and is included in accrued liabilities on the balance sheet

Effective March 1, 2010, the company vacated its New Westminster leased office premises and ceased making monthly rent payments.  No amount has been calculated regarding any penalty for early lease termination.

12.	Product warranty:

The Company provides for estimated warranty costs at the time of product sale.  Warranty expense accruals are based on best estimates with reference to historical claims experience.  Since warranty estimates are based on forecasts, actual claim costs may differ from amounts provided.  On the basis of historical claim cost, management estimated that the warranty cost for 2009 and 2008 and the accumulated warranty liability would be negligible.

13.	Selling, general and administrative expenses:
	Selling, general and administrative expenses are comprised of the following:

		Years ended December 31,
		2009	2008

	Salaries and benefits	$3,404,166	$1,562,100
	Stock-based compensation	616,754	2,531,244
	Marketing and investor relations	152,270	306,271
	Legal, patent and audit	502,873	535,829
	Lease termination expense	420,000	-
	Rent and facilities	213,671	268,274
	Foreign exchange loss	43,214	8,224
	Amortization	32,794	29,562
	Other	115,301	298,540

		$5,501,043	$5,540,044

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

14.	Financial instruments:
	(a)	Fair values of financial instruments:

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, amount due to related party and bank loan.  Other than the bank loan, the fair value of these financial instruments approximate their carrying values due to their relative short term to maturity.

The carrying value of the bank loan approximates fair value as the interest rate fluctuates with market conditions.
	(b)	Foreign currency risk:

Revenues and expenses of the Company denominated in foreign currencies come due in the short-term and, accordingly, management of the Company believes there is no significant exposure to foreign currency fluctuations.  The Company does not have foreign currency derivative instruments in place.

	(c)	Credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions.  As of December 31, 2009, one customer represented 100% of outstanding trade accounts receivable and as at December 31, 2008 a different customer represented 100% of outstanding trade accounts receivable.  All trade accounts receivable were collected subsequent to the year end.

	(d)	Interest rate risk:
The interest rate of the Company’s bank term loan is at the floating prime rate plus 1.0% and, therefore, the Company is exposed to interest rate cash flow risk.

15.	Gain on settlement of debt:

The gain on settlement of debt, recorded in the year ended December 31, 2008, is the result of a reduction in accrued directors’ fees of $25,750 pertaining to the fiscal years 2004 and 2005, a reduction in the provision of income tax penalties of $50,000.

The gain on settlement of debt, recorded in the year ended December 31, 2009, is the result of the forfeiture of the LC Debt owed to the Company’s Founders and an LC Provider (note 7).

BRAINTECH, INC.

Notes to Consolidated Financial Statements
(Unaudited – Prepared by Management)
(Expressed in United States dollars)

Years ended December 31, 2009 and 2008

16.	Contingencies:

The Company may, from time to time, be subject to claims and legal proceedings brought against it in the normal course of business. Such matters are subject to many uncertainties. Management believes that adequate provisions have been made in the accounts where required and the ultimate resolution of such contingencies will not have a material adverse effect on the financial position of the Company. However, we are not able to predict the outcome of the pending legal proceedings listed below, or other legal proceedings, to which we may become subject in the normal course of business or estimate the amount or range of any possible loss we might incur if we do not prevail in the final, non-appealable determinations of such matters. Therefore, the Company has no current accruals for these potential contingencies. The Company cannot provide assurance that the legal proceedings listed here, or other legal proceedings not listed here, will not have a material adverse impact on our financial condition or results of operations.

Three former employees, released as part of a reduction in work force by Braintech Canada, Inc., have instituted claims in the Provincial Court of British Columbia (small claims court) for common law entitlement.  Each claim is for $25,000 (Canadian).  The Company disputes the plaintiffs’ claims and believes that it has meritorious defenses and intends to vigorously defend these actions.  Management believes that any potential loss associated with this matter is neither probable nor reasonably estimable at this time and accordingly has not accrued any amounts for any potential loss.

Management believes that any potential loss associated with these matters is neither probable nor reasonably estimable at this time and accordingly has not accrued any amounts for any potential loss.